BOSTON SCIENTIFIC ANNOUNCES SECOND QUARTER 2012 RESULTS

Natick, MA (July 26, 2012) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.828 billion and adjusted earnings per share of $0.17 for the second quarter ended June 30, 2012. The company reported a GAAP loss of $2.39 per share, lower than previous guidance due primarily to the impact of an estimated $3.405 billion ($3.427 billion pre-tax) goodwill impairment charge associated with the company's Europe, Middle East and Africa (EMEA) reporting unit.

Second quarter results:

•	Reported sales of $1.828 billion, a decline of 7 percent on a reported basis and 4 percent on a constant currency basis excluding divested businesses.

•	Delivered adjusted EPS of $0.17, at the high end of the company's adjusted EPS guidance range of $0.14 to $0.17.

•	Generated worldwide drug-eluting stent sales of $318 million resulting in an estimated market share of approximately 31 percent.

•	Increased second quarter worldwide Neuromodulation sales 10 percent, Endoscopy sales 7 percent, and Peripheral Interventions sales 7 percent, all on a constant currency basis.

•	Reported worldwide ICD revenues of $355 million and maintained an estimated market share of approximately 22 percent on a sequential basis.

•	Received U.S. Food and Drug Administration approvals for its INGENIO™ and ADVANTIO™ pacemakers and INVIVE™ cardiac resynchronization therapy pacemakers.

•	Completed the acquisition of Cameron Health, Inc. and its novel subcutaneous implantable cardioverter defibrillator (S-ICD) system.

•	Generated strong operating cash flow of $407 million and repurchased 18 million shares under the 2011 share repurchase authorization.

“Despite increased competition, challenging market dynamics and disappointing results in certain businesses during the quarter, we delivered on our adjusted earnings and continued to generate strong cash flow,” said Hank Kucheman, chief executive officer, Boston Scientific. “As a team, we are committed to effectively executing on our cost optimization initiatives and key growth priorities and driving this organization back to revenue growth.”

Second Quarter 2012

Sales for the second quarter of 2012 were $1.828 billion, compared to sales of $1.975 billion for the second quarter of 2011, a decrease of 7 percent. Excluding the impact of foreign currency and sales from divested businesses, sales decreased 4 percent compared to the prior period.

Worldwide sales for the second quarter - on a constant currency and as reported basis - were as follows:

			Change
	Three Months Ended		As Reported	Constant
	June 30,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$549	$652	(16)%	(13)%

Cardiac Rhythm Management	488	544	(10)%	(8)%

Endoscopy	311	298	4%	7%

Peripheral Interventions	196	189	4%	7%

Urology/Women's Health	126	127	(1)%	0%

Neuromodulation	91	84	9%	10%

Electrophysiology	37	38	(2)%	0%

Subtotal Core Businesses	1,798	1,932	(7)%	(4)%

Divested Businesses	30	43	N/A	N/A

Worldwide	$1,828	$1,975	(7)%	(5)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

During the second quarter, in conjunction with its annual goodwill impairment test, the company recorded a non-cash $3.405 billion ($3.427 billion pre-tax) estimated goodwill impairment charge associated with its EMEA reporting unit, primarily driven by slightly lower projected long-term growth rates due to macroeconomic factors and its performance in the European market. As a result, GAAP EPS for the second quarter of 2012 was below previous guidance, and the company's updated full year GAAP EPS guidance reflects this charge. The amount of the goodwill impairment charge is subject to finalization and is expected to be in a range of $3.1 billion to $3.7 billion.

On a GAAP basis, net loss for the second quarter of 2012 was $3.404 billion, or a loss of $2.39 per share.  These results included goodwill and other intangible asset impairment charges, acquisition-related net credits, divestiture-, restructuring- and litigation-related charges and amortization expense, of $3.643 billion, or $2.56 per share.  Adjusted net income for the second quarter of 2012, excluding these charges, was $239 million, or $0.17 per share. On an after-tax basis, the primary components of the adjustment made to GAAP net income are an estimated goodwill impairment charge of $3.405 billion ($3.427 billion pre-tax) as noted above, an intangible asset impairment charge of $110 million, and net litigation-related charges of $40 million.

On a GAAP basis, net income for the second quarter of 2011 was $146 million, or $0.10 per share. Reported results included an intangible asset impairment charge, acquisition- and divestiture-related expenses, restructuring-related charges and amortization expense, of $116 million, or $0.07 per share. Adjusted net income for the second quarter of 2011, excluding these charges, was $262 million, or $0.17 per share.

Guidance for Third Quarter and Full Year 2012

The company estimates sales for the third quarter of 2012 in a range of $1.725 billion to $1.825 billion. The company estimates earnings on a GAAP basis in a range of $0.06 to $0.09 per share. Adjusted earnings, excluding acquisition- and restructuring-related charges and amortization expense are estimated in a range of $0.14 to $0.17 per share.

The company estimates sales for the full year 2012 in a range of $7.2 billion to $7.4 billion. The company estimates losses on a GAAP basis in a range of $2.16 to $2.09 per share. Adjusted earnings, excluding goodwill and other intangible asset impairment charges, acquisition-, restructuring- and litigation-related charges and amortization expense are estimated in a range of $0.62 to $0.68 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (EDT). The company will webcast the call through the Investor Relations section of its website at www.bostonscientific.com/investors. Details about how to access the webcast are available on the website. The webcast will be available for approximately one year following the conference call.

About Boston Scientific
Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings/losses and adjusted earnings for the third quarter and full year 2012; the write-down of our goodwill and other asset impairments; our financial performance; markets for our products and our market share; our cost-savings and growth initiatives; and our positioning for revenue growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products, including in EMEA; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions, including in EMEA; the finalization of our estimated goodwill impairment charge; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information

A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:	Steven Campanini
508-652-5740 (office)
Media Relations
Boston Scientific Corporation
steven.campanini@bsci.com

Denise Kaigler
508-650-8330 (office)
Media Relations
Boston Scientific Corporation
denise.kaigler@bsci.com

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
in millions, except per share data	2012	2011	2012	2011

Net sales	$1,828	$1,975	$3,694	$3,900
Cost of products sold	578	688	1,209	1,319
Gross profit	1,250	1,287	2,485	2,581

Operating expenses:
Selling, general and administrative expenses	648	642	1,306	1,237
Research and development expenses	213	223	428	435
Royalty expense	48	52	96	103
Amortization expense	99	96	195	228
Goodwill impairment charges	3,427		3,427	697
Intangible asset impairment charges	129	12	129	12
Contingent consideration expense	1	7	11	13
Restructuring charges	28	18	39	56
Gain on divestiture				(760)
Litigation-related charges	69		69
	4,662	1,050	5,700	2,021
Operating (loss) income	(3,412)	237	(3,215)	560

Other (expense) income:
Interest expense	(64)	(73)	(132)	(148)
Other, net	33	(6)	27	19
(Loss) income before income taxes	(3,443)	158	(3,320)	431
Income tax (benefit) expense	(39)	12	(29)	239
Net (loss) income	$(3,404)	$146	$(3,291)	$192

Net (loss) income per common share - basic	$(2.39)	$0.10	$(2.29)	$0.12
Net (loss) income per common share - assuming dilution	$(2.39)	$0.10	$(2.29)	$0.12

Weighted-average shares outstanding
Basic	1,423.2	1,528.6	1,434.2	1,527.5
Assuming dilution	1,423.2	1,535.8	1,434.2	1,536.0

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30,	December 31,
in millions, except share and per share data	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$371	$267
Trade accounts receivable, net	1,243	1,246
Inventories	898	931
Deferred income taxes	406	458
Prepaid expenses and other current assets	193	203
Total current assets	3,111	3,105

Property, plant and equipment, net	1,632	1,670
Goodwill	6,649	9,761
Other intangible assets, net	6,249	6,473
Other long-term assets	353	281
	$17,994	$21,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$4	$4
Accounts payable	263	203
Accrued expenses	1,325	1,327
Other current liabilities	202	273
Total current liabilities	1,794	1,807

Long-term debt	4,253	4,257
Deferred income taxes	1,805	1,865
Other long-term liabilities	2,240	2,008

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares, issued 1,538,999,069 shares as of June 30, 2012	15	15
and 1,531,006,390 shares as of December 31, 2011
Treasury stock, at cost, 122,463,958 shares as of June 30, 2012
and 81,950,716 shares as of December 31, 2011	(742)	(492)
Additional paid-in capital	16,388	16,349
Accumulated deficit	(7,672)	(4,381)
Other stockholders' deficit	(87)	(138)
Total stockholders' equity	7,902	11,353
	$17,994	$21,290

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30,
	2012			2011
	Net	Impact			Impact
	(loss)	per diluted		Net	per diluted
in millions, except per share data	income	share		income	share
GAAP net (loss) income	$(3,404)	$(2.39)		$146	$0.10
Non-GAAP adjustments:
Goodwill impairment charge	3,405	2.38	*
Intangible asset impairment charges	110	0.08	*	9	0.01
Acquisition-related net (credits) charges	(21)	(0.01)	*	6	0.00
Divestiture-related charges	1	0.00	*	1	0.00
Restructuring-related charges	24	0.02	*	21	0.01
Litigation-related charges	40	0.03	*
Amortization expense	84	0.06	*	79	0.05
Adjusted net income	$239	$0.17		$262	$0.17

* Assumes dilution of 5.8 million shares for the three months ended June 30, 2012 for all or a portion of these non-GAAP adjustments.

	Six Months Ended June 30,
	2012			2011
	Net	Impact			Impact
	(loss)	per diluted		Net	per diluted
in millions, except per share data	income	share		income	share
GAAP net (loss) income	$(3,291)	$(2.29)		$192	$0.12
Non-GAAP adjustments:
Goodwill impairment charges	3,405	2.36	*	697	0.45
Intangible asset impairment charges	110	0.08	*	9	0.00
Acquisition-related net credits	(10)	(0.01)	*	(23)	(0.01)
Divestiture-related net charges (credits)	2	0.00	*	(530)	(0.34)
Restructuring-related charges	37	0.03	*	56	0.04
Litigation-related charges	40	0.03	*
Discrete tax items				4	0.00
Amortization expense	166	0.12	*	193	0.13
Adjusted net income	$459	$0.32		$598	$0.39

* Assumes dilution of 7.3 million shares for the six months ended June 30, 2012 for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Six Months Ended
in millions	June 30,		June 30,
	2012	2011	2012	2011
Goodwill impairment charges:
Goodwill impairment charges	$3,427		$3,427	$697
Income tax benefit (a)	(22)		(22)
Goodwill impairment charges, net of tax	$3,405		$3,405	$697

Intangible asset impairment charges:
Intangible asset impairment charges	$129	$12	$129	$12
Income tax benefit (a)	(19)	(3)	(19)	(3)
Intangible asset impairment charges, net of tax	$110	$9	$110	$9

Acquisition-related net (credits) charges:
Contingent consideration expense	$1	$7	$11	$13
Acquisition-related costs (b)	4		7	2
Inventory step-up adjustment (c)				1
Gain on previously held investments (d)	(39)		(39)	(38)
	(34)	7	(21)	(22)
Income tax expense (benefit) (a)	13	(1)	11	(1)
Acquisition-related net (credits) charges, net of tax	$(21)	$6	$(10)	$(23)

Divestiture-related net charges (credits):
Gain on divestiture				$(760)
Divestiture-related costs (c)	$1	$1	$2	2
	1	1	2	(758)
Income tax expense (a)				228
Divestiture-related net charges (credits), net of tax	$1	$1	$2	$(530)

Restructuring-related charges:
Restructuring charges	$28	$18	$39	$56
Restructuring-related charges (e)	5	12	11	24
	33	30	50	80
Income tax benefit (a)	(9)	(9)	(13)	(24)
Restructuring-related charges, net of tax	$24	$21	$37	$56

Litigation-related net charges:
Litigation-related net charges	$69		$69
Income tax benefit (a)	(29)		(29)
Litigation-related net charges, net of tax	$40		$40

Discrete tax items:
Income tax expense (a)				$4

Amortization expense:
Amortization expense	$99	$96	$195	$228
Income tax benefit (a)	(15)	(17)	(29)	(35)
Amortization expense, net of tax	$84	$79	$166	$193

(a)
Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b)	Recorded to selling, general and administrative expenses.

(c)	Recorded to cost of products sold.

(d)	Recorded to other, net.

(e)
In the second quarter of 2012, recorded $2 million to cost of products sold and $3 million to selling, general and administrative expenses. In the second quarter of 2011, recorded $10 million to cost of products sold and $2 million to selling, general and administrative expenses. In the first half of 2012, recorded $6 million to cost of products sold and $5 million to selling, general and administrative expenses. In the first half of 2011, recorded $22 million to cost of products sold and $2 million to selling, general and administrative expenses.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

				Change
	Three Months Ended			As Reported	Constant
	June 30,			Currency	Currency
in millions	2012	2011		Basis	Basis
		(restated)	*

United States	$947	$1,040		(9)%	(9)%

EMEA	402	452		(11)%	(2)%
Japan	235	235		0%	(2)%
Inter-Continental	214	205		4%	11%
International	851	892		(5)%	1%

Subtotal Core Businesses	1,798	1,932		(7)%	(4)%

Divested Businesses	30	43		N/A	N/A

Worldwide	$1,828	$1,975		(7)%	(5)%

			Change
	Three Months Ended		As Reported	Constant
	June 30,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$549	$652	(16)%	(13)%

Cardiac Rhythm Management	488	544	(10)%	(8)%

Endoscopy	311	298	4%	7%

Peripheral Interventions	196	189	4%	7%

Urology/Women's Health	126	127	(1)%	0%

Neuromodulation	91	84	9%	10%

Electrophysiology	37	38	(2)%	0%

Subtotal Core Businesses	1,798	1,932	(7)%	(4)%

Divested Businesses	30	43	N/A	N/A

Worldwide	$1,828	$1,975	(7)%	(5)%

* We have restated prior year regional detail to conform to current year presentation, reflecting the movement of one country from our EMEA region to our Inter-Continental region.

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

				Change
	Six Months Ended			As Reported	Constant
	June 30,			Currency	Currency
in millions	2012	2011		Basis	Basis
		(restated)	*

United States	$1,926	$2,063		(7)%	(7)%

EMEA	817	900		(9)%	(3)%
Japan	474	470		1%	(2)%
Inter-Continental	418	390		7%	10%
International	1,709	1,760		(3)%	0%

Subtotal Core Businesses	3,635	3,823		(5)%	(4)%

Divested Businesses	59	77		N/A	N/A

Worldwide	$3,694	$3,900		(5)%	(4)%

			Change
	Six Months Ended		As Reported	Constant
	June 30,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$1,153	$1,288	(11)%	(9)%

Cardiac Rhythm Management	989	1,103	(10)%	(9)%

Endoscopy	612	585	5%	6%

Peripheral Interventions	386	365	6%	7%

Urology/Women's Health	246	247	0%	0%

Neuromodulation	175	161	9%	9%

Electrophysiology	74	74	(1)%	0%

Subtotal Core Businesses	3,635	3,823	(5)%	(4)%

Divested Businesses	59	77	N/A	N/A

Worldwide	$3,694	$3,900	(5)%	(4)%

* We have restated prior year regional detail to conform to current year presentation, reflecting the movement of one country from our EMEA region to our Inter-Continental region.

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q2 2012 Net Sales as compared to Q2 2011
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(93)	$(93)

EMEA	(50)	(8)	$(42)
Japan	0	(4)	4
Inter-Continental	9	20	(11)
International	(41)	8	(49)

Subtotal Core Businesses	(134)	(85)	(49)

Divested Businesses	(13)	(11)	(2)

Worldwide	$(147)	$(96)	$(51)

	Q2 2012 Net Sales as compared to Q2 2011
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(103)	$(85)	$(18)

Cardiac Rhythm Management	(56)	(40)	(16)

Endoscopy	13	20	(7)

Peripheral Interventions	7	12	(5)

Urology/Women's Health	(1)	0	(1)

Neuromodulation	7	8	(1)

Electrophysiology	(1)	0	(1)

Subtotal Core Businesses	(134)	(85)	(49)

Divested Businesses	(13)	(11)	(2)

Worldwide	$(147)	$(96)	$(51)

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q2 2012 YTD Net Sales as compared to Q2 2011 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(137)	$(137)

EMEA	(83)	(25)	$(58)
Japan	4	(7)	11
Inter-Continental	28	36	(8)
International	(51)	4	(55)

Subtotal Core Businesses	(188)	(133)	(55)

Divested Businesses	(18)	(17)	(1)

Worldwide	$(206)	$(150)	$(56)

	Q2 2012 YTD Net Sales as compared to Q2 2011 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(135)	$(113)	$(22)

Cardiac Rhythm Management	(114)	(96)	(18)

Endoscopy	27	36	(9)

Peripheral Interventions	21	26	(5)

Urology/Women's Health	(1)	0	(1)

Neuromodulation	14	14	0

Electrophysiology	0	0	0

Subtotal Core Businesses	(188)	(133)	(55)

Divested Businesses	(18)	(17)	(1)

Worldwide	$(206)	$(150)	$(56)

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended June 30

in millions	U.S.		International		Worldwide
	Q2 2012	Q2 2011	Q2 2012	Q2 2011	Q2 2012	Q2 2011
Defibrillator systems	$220	$243	$135	$150	$355	$393
Pacemaker systems	64	72	69	79	133	151
Total CRM products	$284	$315	$204	$229	$488	$544

in millions	U.S.		International		Worldwide
	Q2 2012	Q2 2011	Q2 2012	Q2 2011	Q2 2012	Q2 2011
Drug-eluting stent systems	$140	$208	$178	$192	$318	$400
Bare-metal stent systems	6	8	16	20	22	28
Total coronary stent systems	$146	$216	$194	$212	$340	$428

Six Months Ended June 30

in millions	U.S.		International		Worldwide
	YTD 2012	YTD 2011	YTD 2012	YTD 2011	YTD 2012	YTD 2011
Defibrillator systems	$449	$509	$274	$301	$723	$810
Pacemaker systems	127	145	139	148	266	293
Total CRM products	$576	$654	$413	$449	$989	$1,103

in millions	U.S.		International		Worldwide
	YTD 2012	YTD 2011	YTD 2012	YTD 2011	YTD 2012	YTD 2011
Drug-eluting stent systems	$315	$392	$366	$387	$681	$779
Bare-metal stent systems	13	17	33	41	46	58
Total coronary stent systems	$328	$409	$399	$428	$727	$837

BOSTON SCIENTIFIC CORPORATION
SUPPLEMENTAL NON-GAAP RECONCILIATIONS, CONT.
(Unaudited)

Q3 and Full Year 2012 EPS Guidance

	Q3 2012 Estimate		Full Year 2012 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.06	$0.09	$(2.16)	$(2.09)

Goodwill impairment charge			2.36	2.36
Other intangible asset impairment charges			0.08	0.08
Estimated acquisition-related net charges	0.01	0.01	0.01	0.01
Estimated restructuring-related charges	0.01	0.01	0.06	0.05
Estimated litigation-related charges			0.03	0.03
Estimated amortization expense	0.06	0.06	0.24	0.24

Adjusted results	$0.14	$0.17	$0.62	$0.68

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of the Company's operating segments. The adjustments excluded from the Company's non-GAAP financial measures are consistent with those excluded from its operating segments' measures of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company's chief operating decision maker that are used to make operating decisions and assess performance.

The Company believes that presenting adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific's results “through the eyes” of management. The Company further believes that providing this information assists Boston Scientific's investors in understanding the Company's operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and six months ended June 30, 2012 and 2011 and for the forecasted three month period ending September 30, 2012 and full year ending December 31, 2012, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share

Goodwill and other intangible asset impairment charges - These amounts represents a) a non-cash write-down of the Company's goodwill balance attributable to its Europe/Middle East/Africa (EMEA) reporting unit recorded in the second quarter of 2012, b) a non-cash write-down of the Company's goodwill balance attributable to its U.S. Cardiac Rhythm Management reporting unit recorded in the first quarter of 2011 and c) non-cash write-downs of certain intangible asset balances. Management removes the impact of non-cash impairment charges from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance, particularly in terms of liquidity.

Acquisition-related charges (credits) - These adjustments consist of (a) acquisition-related gains on previously held investments, (b) contingent consideration fair value adjustments, (c) due diligence, other fees and exit costs, and (d) an inventory step-up adjustment. The acquisition-related gains on previously held investments are non-recurring benefits associated with acquisitions completed in the second quarter of 2012 and the first quarter of 2011. The contingent consideration adjustments are non-cash charges representing accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior acquisitions that are not representative of on-going operations. The inventory step-up adjustment is a non-cash charge related to acquired inventory directly attributable to prior acquisitions and is not indicative of the Company's on-going operations, or on-going cost of products sold. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Divestiture-related charges (credits) - These amounts represent (a) gains resulting from business divestitures and (b) fees and separation costs associated with business divestitures. The Company completed the sale of its Neurovascular business in January 2011 and the resulting gain is not indicative of future operating performance and is not used by management to assess operating performance. Fees and separation costs represent those associated with the Company's divestiture of its Neurovascular business and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Restructuring and restructuring-related costs - These adjustments represent primarily severance, costs to transfer production lines from one facility to another, and other direct costs associated with the Company's 2011 Restructuring plan, 2010 Restructuring plan and Plant Network Optimization program. These expenses are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Litigation-related net charges - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges (credits). These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Amortization expense - Amortization expense is a non-cash charge and does not impact the Company's liquidity or compliance with the covenants included in its credit facility agreement. Management removes the impact of amortization from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance, particularly in terms of liquidity.

Regional and Divisional Revenue Growth Rates Excluding the Impact of Changes in Foreign Currency Exchange Rates

Changes in foreign currency exchange rates - The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of changes in foreign currency exchange rates for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than Boston Scientific does, which may limit the usefulness of those measures for comparative purposes.